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                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-4 of our report dated February 24, 1998 appearing in Texas Utilities Company's Current Report on Form 8-K dated February 26, 1998, and to the reference to us under the headings "Selected historical and pro forma Texas Utilities financial data" and "Experts" in the Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 28, 1998